Exhibit 10.24

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 3rd day of January, 2011 (the “Effective Date”) by and between PERIMETER SUMMIT PARCEL 3 LIMITED PARTNERSHIP, a Georgia limited partnership (“Landlord”), and AUTOTRADER.COM, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 11, 2010, as amended by that certain First Amendment to Lease Agreement (the “First Amendment”) dated June 30, 2010 (collectively, as amended, the “Lease”), for certain premises in the building located at 3003 Summit Boulevard, Atlanta, Georgia (the “Building”), consisting of approximately 390,910 rentable square feet of space, which represents the entire rentable area of the Building (the “Premises”);

WHEREAS, an error was discovered in the First Amendment after the full execution thereof, and the parties thereto desire to correct such error;

WHEREAS, Tenant has requested that Landlord deliver that portion of the Phase III Premises located on the 14th Floor of the Building earlier than as set forth in the Lease, and Landlord has agreed to do so, subject to the terms of this Amendment;

WHEREAS, Tenant identified certain base building enhancements with respect to the HVAC system and fire/smoke suppression system which may be required in order to accommodate Tenant’s build-out within the Premises, such base building enhancements being more particularly described on Exhibit A attached to this Amendment and made a part hereof (collectively, the “Base Building Upgrades”); and

WHEREAS, Landlord and Tenant desire to set forth their agreement regarding payment for the Base Building Upgrades.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Correction of First Amendment. Landlord and Tenant agree that Paragraph 3b of the First Amendment is hereby deleted in its entirety and replaced with the following:

“b. Tenant shall have the right of beneficial occupancy with respect to the Phase I Early Delivery Premises for the period beginning on the date of actual delivery by Landlord to Tenant of the Phase I Early Delivery Premises through the Phase I Commencement Date (the “Phase I Beneficial Occupancy Period”). Tenant’s early occupancy of the Phase I Early Delivery Premises shall be on all of the terms and conditions set forth in the Lease, except that (i) Tenant shall not be required to pay Base Rental for the Phase I Early Delivery Premises during the Phase I Beneficial Occupancy Period; (ii) Tenant shall not be required to pay Tenant’s Forecast Additional Rental or Tenant’s Additional Rental for the Phase I Early Delivery Premises until thirty (30) days after the date Tenant first occupies all or substantially all of the Phase I Premises for business purposes; and (iii) Tenant shall be responsible for maintaining insurance policies for the Phase I Early Delivery Premises upon the same terms, amounts and types of insurance as provided in Sections 6.04 and 6.05 of the Lease, as evidenced by a certificate of insurance delivered to Landlord prior to the commencement of the Phase I Beneficial Occupancy Period.”

3. 14th Floor Premises. Notwithstanding any provisions of the Lease to the contrary, Landlord and Tenant hereby agree that Landlord shall deliver that certain portion of the Phase III Premises consisting of approximately 24,702 rentable square feet of space located on the 14th floor of the Building as shown on Exhibit B attached hereto and by this reference made a part hereof (the “14th Floor Premises”), to Tenant on or before January 3, 2011 (the “Scheduled 14th Floor Premises Turnover Date”), in the condition required by the Work Letter attached to the Lease as Exhibit C. The later of the Scheduled 14th Floor Premises Turnover Date and the date that Landlord actually delivers possession of the 14th Floor Premises to Tenant in the condition required under the Lease shall hereafter be referred to as the “14th Floor Premises Turnover Date.” Tenant’s lease of the 14th Floor Premises shall be subject to the following terms and conditions:

a. 14th Floor Premises Interim Term. The Term of the Lease shall commence and rent shall be due and owing for the 14th Floor Premises beginning on August 1, 2011 (the “14th Floor Premises Rent Commencement Date”) and shall continue through and until the Phase III Commencement Date (the “14th Floor Premises Interim Term”), at which time all terms and conditions applicable to the Phase III Premises under the Lease shall also apply to the 14th Floor Premises through the remainder of the Term of the Lease, except as set forth herein; provided, however, in the event the 14th Floor Premises Turnover Date does not occur on or before February 1, 2011, then the 14th Floor Premises Rent Commencement Date shall be one hundred eighty (180) days after the 14th Floor Premises Turnover Date. Notwithstanding the foregoing, Tenant shall be allowed to begin moving its personnel into the 14th Floor Premises and have the right to receive the beneficial use of the 14th Floor Premises up to twelve (12) weeks (the date Tenant first occupies all or substantially all of the 14th Floor Premises for business purposes, the “14th Floor Premises Occupancy Date”) prior to the 14th Floor Premises Rent Commencement Date (if utilized by Tenant, the time between the 14th Floor Premises Occupancy Date and the 14th Floor Premises Rent Commencement Date being known as the “14th Floor Premises Beneficial Occupancy Period”). Tenant’s early occupancy of the 14th Floor Premises shall be on all of the terms and conditions of the Lease, except that (i) Tenant shall not be required to pay Base Rental for the 14th Floor Premises during the 14th Floor Premises Beneficial Occupancy Period; (ii) Tenant shall not be required to pay Tenant’s Forecast Additional Rental or Tenant’s Additional Rental for the 14th Floor Premises for the first thirty (30) days of such 14th Floor Premises Beneficial Occupancy Period; and (iii) Tenant shall be responsible for maintaining insurance policies for the 14th Floor Premises upon the same terms, amounts and types of insurance as provided in Sections 6.04 and 6.05 of the Lease, as evidenced by a certificate of insurance delivered to Landlord prior to the commencement of the 14th Floor Premises Beneficial Occupancy Period.

b. Rent. Base Rental and Tenant’s Forecast Additional Rental and all other sums, charges or payments which Tenant is obligated to make to Landlord under the Lease as applicable to the 14th Floor Premises shall be due and payable in equal monthly installments on the first day of each calendar month during the 14th Floor Premises Interim Term, and Tenant hereby agrees to so pay such rent to Landlord at Landlord’s address as provided in the Lease monthly in advance. Beginning on the 14th Floor Premises Rent Commencement Date, Base Rental with respect to the 14th Floor Premises (and only the 14th Floor Premises) shall be as follows:

Period	Rent Per Rentable Square Foot	Annual Rent	Monthly Rent
8/1/11-2/29/12	$8.25	$118,878.41 (7 months)	$16,982.63
3/1/12-2/28/13	$8.42	$207,990.84	$17,332.57
3/1/13-5/31/13	$8.59	$53,047.56 (3 months)	$17,682.52

Subject to the terms of this Amendment, Tenant shall be obligated to pay Tenant’s Forecast Additional Rental pursuant to the terms of Section 2.03 of the Lease.

c. Tenant Improvement Allowance. The 14th Floor Premises shall be delivered by Landlord and leased by Tenant in its “as-is” condition as of the 14th Floor Commencement Date, vacuumed and free of debris, and without any improvements or alterations by Landlord. Notwithstanding anything in the Lease to the contrary, Landlord agrees that all terms and conditions of Exhibit C to the Lease (Work Letter), Exhibit C-2 to the Lease (Phase II Tenant Improvement Allowance) and Exhibit D-l to the Lease (Construction of Phase II Leasehold Improvements) shall also apply to the 14th Floor Premises, which shall include the provision of an allowance by Landlord to Tenant of $45 per square foot of the 14th Floor Premises in accordance with the terms of Exhibit C-2. Landlord and Tenant further agree that the terms and conditions of Exhibit C-3 (Phase III Tenant Improvement Allowance) to the Lease and Exhibit D-2 (Construction of Phase III Leasehold Improvements) to the Lease shall not apply to the 14th Floor Premises either during or after the 14th Floor Interim Term.

d. Parking. Pursuant to the terms of Section 3.04 of the Lease, Tenant shall be entitled to use ninety-nine (99) additional parking spaces in the Parking Facility in common with other tenants, invitees and visitors of the Building at no cost (the “14th Floor Premises Parking Spaces”) throughout the 14th Floor Premises Interim Term.

4. Base Building Upgrades.

a. Landlord agrees to reimburse Tenant for fifty percent (50%) of Tenant’s reasonable out-of-pocket costs and reasonable expenses of the Base Building Upgrades (collectively, the “Base Building Upgrade Costs”), in an amount not to exceed Two Hundred Twelve Thousand and No/100 Dollars ($212,000.00) (the “Base Building Upgrade Allowance”) to be used by Tenant solely for the Base Building Upgrades, as more particularly set forth herein.

b. Landlord shall pay Tenant the Base Building Upgrade Allowance based on submission of an invoice by Tenant to Landlord no later than the 15th day of each month. Each invoice shall list Base Building Upgrade Costs which Tenant has previously paid along with copies of each paid invoice, copies of each check given in payment of such invoices, and lien waivers from each entity and Landlord shall reimburse Tenant for fifty percent (50%) of each such invoice until the Base Building Upgrade Allowance has been exhausted. Landlord will reimburse Tenant for fifty percent (50%) of each invoice received by the 20th day of the following month for each Tenant invoice submitted until Landlord shall have paid to Tenant the full amount of the Base Building Upgrade Allowance. Tenant shall be responsible for payment of all Base Building Upgrade Costs exceeding the Base Building Upgrade Allowance. Any portion of the Base Building Upgrade Allowance not utilized by Tenant by the Phase III Commencement Date shall be forfeited by Tenant and retained by Landlord.

c. Tenant acknowledges and agrees that the Base Building Upgrade Allowance is in full satisfaction of any claim or demand Tenant may have now or in the future regarding the condition of the Building or the Premises as it relates to Landlord’s delivery to Tenant of the portion of the Premises of which Tenant has possession as of the date hereof and the condition of such portion of the Premises as of the Phase I Commencement Date. Tenant further acknowledges and agrees that other than the Tenant Improvement Allowance and the Base Building Upgrade Allowance, Tenant is taking the Premises and the Building in its “AS IS” condition, and that Landlord has no other obligation to provide the Premises in any other condition except as otherwise expressly provided in the Lease. Notwithstanding the foregoing, except for claims or demands directly related to the Base Building Upgrades, nothing herein shall constitute or be deemed a release or modification of any obligations or liability of Landlord under the Lease.

d. Notwithstanding anything herein to the contrary, nothing herein shall be deemed or construed as creating an obligation of Tenant to perform or cause to be performed the Base Building Upgrades; provided, however, Tenant acknowledges that Landlord shall only be obligated to reimburse Tenant for fifty percent (50%) of the actual costs and expenses of all of the Base Building Upgrades undertaken by Tenant.

5. Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

6. Confirmation of Lease. Except as expressly amended and modified hereby, the Lease shall otherwise remain unmodified and in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment under seal as of the day and year first above written.

TENANT:

AUTOTRADER.COM, INC., a Delaware corporation

By:	/s/ Cody Partin
Name:	Cody Partin
Title:	Asst. Vice President – Real Estate

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LANDLORD:

PERIMETER SUMMIT PARCEL 3 LIMITED PARTNERSHIP, a Georgia limited partnership

By:	3003 Perimeter Summit Realty Corp., a Delaware corporation, general partner of Perimeter Summit Parcel 3 Limited Partnership

By:	/s/ Pamela C. Beam
Name:	Pamela C. Beam
Title:	Vice President

EXHIBIT A

BASE BUILDING UPGRADES

FIRE & SMOKE DAMPERS

Elevator Lobbies

Furnish & Install Fire & Smoke Dampers at Elevator Lobby (Floors 1-10)

Furnish & Install Fire & Smoke Dampers at Elevator Lobby (Floors 15-18)

Furnish & Install Fire & Smoke Dampers at Elevator Lobby (Floors 11,12,14)

Smoke Damper 120v hardwire connection & circuit (Floors 1-10)

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 1-10)

Smoke Damper 120v hardwire connection & circuit (Floors 15-18)

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 15-18)

Smoke Damper 120v hardwire connection & circuit (Floors 11,12,14)

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 11,12,14)

Mechanical Rooms

Furnish & Install Fire & Smoke Dampers at Mechanical Room (Floors 1-10)

Furnish & Install Fire & Smoke Dampers at Mechanical Room (Floors 15-18)

Furnish & Install Fire & Smoke Dampers at Mechanical Room (Floors 11,12,14)

Smoke Damper 120v hardwire connection & circuit (Floors 1-10) at Mechanical Rooms Only

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 1-10) at Mechanical Rooms Only

Smoke Damper 120v hardwire connection & circuit (Floors 15-18) at Mechanical Rooms Only

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 15-18) at Mechanical Rooms Only

Smoke Damper 120v hardwire connection & circuit (Floors 11,12,14) at Mechanical Rooms Only

Fire Alarm duct mounted smoke detector in smoke damper with LED light, plus monitoring or 120v circuits feeding dampers (Floors 11,12,14) at Mechanical Rooms Only

Miscellaneous

Drywall Cutting & Patching—Phase 1

Drywall Cutting & Patching—Phase 2

Drywall Cutting & Patching—Phase 3

OUTSIDE AIR & RELIEF SYSTEM

Furnish and install pressure relief fans (Floors 3-10)

Furnish and install pressure relief fans (Floors 15-18)

Furnish and install pressure relief fans (Floors 11, 12, 14)

Modify existing RTU

A-1

Premium for WSHP’s

Remove Glass Lites & Prep Openings

Furnish and install louvers to match existing curtainwall

SOFT COSTS

Architectural and engineering costs for Base Building Upgrades

A-2

EXHIBIT B

14th FLOOR PREMISES

North

Hines

As-Builts

Floor: 14

3003 SUMMIT BLVD
Dekalb County, Georgia

12 August 2008

Hendrick

3